As filed with the Securities and Exchange Commission on  December
          9, 1998
                                            Registration No. 333-

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549


                                      FORM S-8


                               REGISTRATION STATEMENT
                                        Under
                             The Securities Act of 1933
               (Exact name of registrant as specified in its charter)

                         Delaware                36-3802328
              (State or other jurisdiction of(IRS Employer Identification
             of incorporation or organization)     Number)

          2001 Butterfield Road, Downers  Grove Illinois 60515, (630)  769-
          0033
             (Address of Principal Executive Offices including Zip Code)

                 Platinum Entertainment, Inc. 1993 Stock Option Plan Platinum Entertainment, Inc. Amended and Restated 1995 Directors' Stock Option Plan
           Platinum Entertainment, Inc. Amended and Restated 1995 Employee
                             Incentive Compensation Plan
           Platinum Entertainment, Inc. 1997 Employee Stock Purchase Plan
                                (Full title of plans)

                                    STEVEN DEVICK
          2001 Butterfield Road, Downers Grove, Illinois 60515, (630)  769-
          0033
              (Name, address and telephone number of agent for service)


                                     Copies to:
                               MATTHEW S. BROWN, ESQ.
                                Katten Muchin & Zavis
                              525 W. Monroe, Suite 1600
                               Chicago, IL  60661-3693



                           CALCULATION OF REGISTRATION FEE





             Title of     Amount to   Proposed     Proposed    Amount of
          securities to      be        maximum      maximum   registration
          be registered  registered   offering     aggregate      fee
                             (1)      price per    offering
                                      share (2)    price (2)


          Common Stock,   6,144,000 See Footnote  $39,409,043   $11,626
          $.001 par        shares      2 Below
          value
          (including
          preferred
          stock purchase
          rights)




          (1) Includes an indeterminate number of shares of Platinum Entertainment, Inc. Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions.
          (2) The amounts are based upon the weighted-average exercise price of approximately $6.37 per share for 2,151,378 shares, subject to outstanding options, and for the remaining 3,992,662 shares, the average of the high and low sales prices of Platinum Entertainment, Inc. Common Stock as reported on the Nasdaq National Market on December 4, 1998 of $6.44 per share, and are used solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) and 457(c) under the Securities Act of 1933.





                                       PART I

                       INFORMATION REQUIRED IN THE PROSPECTUS

               The information called for in Part I of Form S-8 is currently included in the prospectuses for the Platinum
          Entertainment, Inc. 1993 Stock Option Plan, the Platinum Entertainment, Inc. Amended and Restated 1995 Directors' Stock Option Plan, the Platinum Entertainment, Inc. Amended and Restated 1995 Employee Incentive Compensation Plan and the Platinum Entertainment, Inc. 1997 Employee Stock Purchase Plan (collectively, the "Plans"), and is not being filed with or included in this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").


                                       PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
          Item 3.  Incorporation of Documents by Reference.
               The following documents have been filed by Platinum Entertainment, Inc. (the "Company") with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are incorporated in this Registration Statement by reference:

               1. The Company's Annual Report on Form 10-K for the year ended May 31, 1997, as amended;

               2. The Company's Transition Report on Form 10-K, as amended, for the period June 1, 1997 to December 31, 1997;

               3. The Company's Quarterly Reports on Form 10-Q for the quarters ended August 31, 1997, as amended, November 30, 1997, as amended, March 31, 1998, June 30, 1998 and
                    September 30, 1998.

               4.   The  Company's  Current  Reports  on  Form  8-K   dated
                    September 10,  1997, December  22, 1997  and March  13,
                    1998; and

               5. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed February 21, 1996 pursuant to Section 12 of the Exchange Act and all amendments thereto and reports filed for the purpose of updating such description.

               In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment indicating that all securities offered pursuant to this Registration Statement have been sold or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.








               Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

               The Company hereby undertakes to provide without charge to each person who has received a copy any of the prospectuses to which this Registration Statement relates, upon the written or oral request of any such person, a copy of any or all the documents that have been or may be incorporated by reference into this Registration Statement, other than exhibits to such documents (unless such exhibits are incorporated therein by reference). Written or telephone requests for such copies should be directed to the Company's principal executive office:
          Platinum Entertainment, Inc., 2001 Butterfield Road, Downers Grove, Illinois 60515, Attention: Douglas C. Laux, Secretary (telephone: 630-769-0033).

          Item 4.  Description of Securities.
               Not Applicable.

          Item 5.  Interests of Named Experts and Counsel.
               Not Applicable.

          Item 6.  Indemnification of Directors and Officers.
               Article Nine of the Company's Third Amended and Restated Certificate of Incorporation provides that the Company shall indemnify its officers and directors to the fullest extent permitted by the Delaware General Corporation Law including those circumstances in which indemnification would otherwise be discretionary, except that the Company shall not be obligated to indemnify any such person (i) with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense or (ii) for any amounts paid in settlement of an action indemnified against by the Company without the prior written consent of the Company. With the approval of its stockholders, the Company has entered into indemnity agreements with each of its directors and certain of its officers. These agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers, to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' and officers' liability insurance if available on reasonable terms.

               In addition, Article Ten of the Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as a director,







          except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives an improper personal benefit.

               Reference is made to Section 145 of the General Corporation Law of the State of Delaware which provides for indemnification of directors and officers in certain circumstances.

               Under a policy of insurance, the Company is entitled to be reimbursed for certain indemnity payments it is required or permitted to make to its directors and officers.

          Item 7.  Exemption from Registration Claimed.
               Not Applicable.

          Item 8.  Exhibits.

               4.1*Third Amended and Restated Certificate of  Incorporation
                   of the Company, as amended, incorporated herein by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 1997 filed with the Commission on January 14, 1998 (the _ November 1997 10-Q_).

               4.2*Amended and Restated Bylaws of the Company, as  amended,
                   incorporated  by  reference   to  Exhibit  3.2  to   the
                   November 1997 10-Q.

               4.3*Specimen stock  certificate representing  Common  Stock, incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1, as amended, Registration No. 33-80357 (the _ IPO Registration Statement_ ).

               4.4*Platinum Entertainment,  Inc.  1993 Stock  Option  Plan,
                   incorporated herein by reference to Exhibit 10.7 to the IPO Registration Statement.

               4.5*Amended and Restated  Platinum Entertainment, Inc.  1995
                   Employee Incentive Compensation Plan, incorporated by reference to Appendix A to the Company's proxy statement dated September 13, 1996 for the annual meeting of stockholders held on October 8, 1996.

               4.6*Platinum Entertainment, Inc.  Amended and Restated  1995
                   Directors' Stock Option Plan, incorporated herein by reference to Appendix B to the Company's proxy statement dated December 2, 1997 for the annual meeting of stockholders held on December 12, 1997 (the _ December 1997 Proxy Statement_).

               4.7*Platinum  Entertainment,   Inc.  1997   Employee   Stock







                   Purchase Plan, incorporated by reference to Appendix A to the December 1997 Proxy Statement.

               5 Opinion of Katten Muchin & Zavis as to legality of the shares of Common Stock being offered under the Plans.

              23.1 Consent of Independent Auditors, Ernst & Young LLP.

              23.2 Consent of  Katten  Muchin &  Zavis (included  in  their opinion filed as Exhibit 5 herein).

              24 Power of Attorney (included on the signature page of this Registration Statement).

          __________________
          * Incorporated herein by reference.

          Item 9.  Undertakings.
               1.   The Company hereby undertakes:

                    (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                       (i) To  include any prospectus  required by  Section
                    10(a)(3) of the Securities Act of 1933;

                      (ii) To  reflect  in  the  prospectus  any  facts  or
                    events  arising  after  the   effective  date  of   the
                    Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                     (iii) To   include  any   material  information   with
                    respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission







               by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                    (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               2. The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company and affiliated companies pursuant to the provisions described in Item 6 above, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



















                                     SIGNATURES
               Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Downers Grove, State of Illinois, on this 9th day of December, 1998.

                                        PLATINUM ENTERTAINMENT, INC.

                                        By: /s/               STEVEN DEVICK
                                             Steven Devick
                                             Chairman, President and  Chief
          Executive                                         Officer

                                  POWER OF ATTORNEY
               Each person whose signature appears below hereby constitutes and appoints Steven Devick and Douglas C. Laux, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 9, 1998.

                   Signature                           Title

               /s/ STEVEN DEVICK         Chairman,   President  and  Chief
                                         Executive    Officer   (principal
                                         executive officer)

                 Steven Devick
              /s/ DOUGLAS C. LAUX        Chief Financial Officer
                                         (principal financial officer) and
                                         Director

                Douglas C. Laux
               /s/ DAVID BAUMAN          Director

                 David Bauman
           /s/ MICHAEL P. CULLINANE      Director

             Michael P. Cullinane
            /s/ CRAIG J. DUCHOSSIS       Director








              Craig J. Duchossois
           /s/ ANDREW J. FILIPOWSKI      Director

             Andrew J. Filipowski
              /s/ CARL D. HARNICK        Director

                Carl D. Harnick
              /s/ GEOFFREY HOLMES        Director

                Geoffrey Holmes

            /s/ PUAL L. HUMENANSKY       Director

              Paul L. Humenansky
             /s/ ROBERT J. MORGADO       Director

               Robert J. Morgado
             /s/ MARK J. SCHWARTZ        Director

               Mark J. Schwartz











































                                  INDEX TO EXHIBITS



          Exhi                      Description                      Seque
          bits                                                       ntial
                                                                      Page
                                                                      No.


             5 Opinion of Katten Muchin & Zavis as to legality of the shares of Common Stock being offered under the Plans.
          23.1  Consent of Independent Auditors, Ernst & Young LLP.
          23.2 Consent of Katten Muchin & Zavis (included in their opinion filed as Exhibit 5 herein).
            24 Power of Attorney (included on the signature page of this Registration Statement).









































                                                                  EXHIBIT 5


                                KATTEN MUCHIN & ZAVIS
                              525 W. Monroe, Suite 1600
                               Chicago, Illinois 60661            (312)
          902-5200
                                  December 9, 1998

          Platinum Entertainment, Inc.
          2001 Butterfield Road
          Suite 1400
          Downers Grove, Illinois  60515

          Ladies and Gentlemen:

               We have acted as counsel for Platinum Entertainment, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration for sale under the Securities Act of 1933, as amended, of a total of 6,144,000 shares of the Company's common stock, $.001 par value (the "Common Stock"), which may be issued pursuant to the Platinum Entertainment, Inc. 1993 Stock Option Plan, Platinum Entertainment, Inc. 1997 Employee Stock Purchase Plan, Platinum Entertainment, Inc. Amended and Restated 1995 Directors Stock Option Plan and the Platinum Entertainment, Inc. Amended and Restated 1995 Employee Incentive Compensation Plan (collectively referred to herein as the "Plans").

               In connection with this opinion, we have examined and relied upon originals or copies of, certified or otherwise identified to our satisfaction, the following:

               1.   The Registration Statement;

               2.   The Third Amended and Restated Certificate of
                    Incorporation of the Company, as amended;

               3.   The Amended By-Laws of the Company, as amended;

               4. Resolutions duly adopted by the Board of Directors of the Company relating to the adoption and amendment of the Plans;

               5.   The Plans;

               6. Certificates of public officials, certificates of officers, representatives and agents of the Company, and we have assumed that all of the representations contained therein are accurate and complete; and









               7. Such other instruments, documents, statements and records of the Company and others as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

               In connection with this opinion, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have further assumed that all natural persons involved in the transactions contemplated by the Registration Statement (the "Offering") have sufficient legal capacity to enter into and perform their respective obligations and to carry out their roles in the Offering.

               Based upon the foregoing, we are of the opinion that the 6,144,000 shares of Common Stock issuable under the Plans, when issued and delivered by the Company in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable securities of the Company.

               Our opinion expressed above is limited to the laws of the State of Illinois, the laws of the United States of America and the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other law. In addition, we express no opinion herein concerning any statutes, ordinances, administrative decisions, rules or regulations of any county, town, municipality or special political subdivision (whether created or enabled through legislative action at the federal, state or regional level). This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention. This opinion is solely for the information of the addressee hereof and is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any governmental agency or any other person without our prior written consent. In connection therewith, we hereby consent to the use of this opinion for filing as Exhibit 5 to the Registration Statement. No one other than the addressee hereof is entitled to rely on this opinion. This opinion is rendered solely for the purposes of the Offering and should not be relied upon for any other purpose.

                                        Very truly yours,



                                        /S/ KATTEN MUCHIN & ZAVIS
          Doc #:CH02 (65591-00001) 888263v1;12/2/1998/Time:10:47






                                                             EXHIBIT 23.1

                           Consent of Independent Auditors


          We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-00000) pertaining to the1993 Stock Option Plan, Amended and Restated 1995 Director's Stock Option Plan, Amended and Restated 1995 Employee Incentive Compensation Plan and the1997 Employee Stock Purchase Plan of Platinum Entertainment, Inc. of our reports dated May 20, 1998 (except for
          Note 9, as to which the date is July 31, 1998) and August 29 ,1997 with respect to the consolidated financial statements and schedules of Platinum Entertainment, Inc. incorporated by reference in its Annual Report Form 10-K/ A and 10-K for the seven months ended December 31, 1997 and the year ended May 31, 1997, respectively, filed with the Securities and Exchange Commission.









          ERNST & YOUNG LLP

          Chicago, Illinois
          December 9, 1998